FOR USE ONLY BY REGISTERED HOLDERS OF OUTSTANDING NOTES

(Not for Use by Residents or Citizens of Italy)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to what action to take, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.

This document relates to the solicitation (the “APE Solicitation”) of powers of attorney in favor of The Bank of New York (the “Settlement Agent”) to execute an out-of-court restructuring agreement governed by Argentine law, or Acuerdo Preventivo Extrajudicial (the “APE”), made by Telecom Argentina S.A. (“Telecom”). The APE Solicitation is described in the Solicitation Statement dated June 22, 2004 (as it may be supplemented or amended from time to time, the “Solicitation Statement”) and in this Letter of Transmittal (this “Letter of Transmittal”). All terms and conditions in the Solicitation Statement are deemed to be incorporated into, and form a part of, this Letter of Transmittal. Therefore, you are urged to read the Solicitation Statement carefully.

LETTER OF TRANSMITTAL

for Registered Holders of Outstanding Notes of

TELECOM ARGENTINA S.A.

Pursuant to the Solicitation of Powers of Attorney or Commitments to Execute an

Acuerdo Preventivo Extrajudicial

to holders of

Series C Medium Term Notes Due 2002 (ISIN No. US879273AE01, CUSIP No. 879273AE0)

Series 1 Medium Term Notes Due 2003 (ISIN No. XS0109260686)
Series 2 Medium Term Notes Due 2004 (ISIN No. XS0131485624)
Series E Medium Term Notes Due 2005 (ISIN No. XS0076226942)
Series F Medium Term Notes Due 2007 (ISIN No. XS0076689024)
Series H Medium Term Notes Due 2008 (ISIN No. XS0084707313)
Series I Medium Term Notes Due 2004 (ISIN No. XS0096148779)
Series K Medium Term Notes Due 2002 (ISIN No. XS0099123712)

(together, the “Outstanding Notes”)

and the Outstanding Loans (as defined in the Solicitation Statement), and together with the Outstanding Notes, the “Outstanding Debt” of Telecom

This Letter of Transmittal is to be used only by registered holders wishing to participate in the APE. As used herein, “registered holders” means participants in Euroclear or Clearstream, Luxembourg and participants in DTC, in each case whose names are shown on a security position listing as owners of Outstanding Notes.

If you are a resident of Italy, you should not complete this Letter of Transmittal. Holders of Outstanding Notes who are residents of Italy should complete the “Letter of Transmittal for Italian Residents” provided by their broker.

Euroclear and Clearstream, Luxembourg intend to collect from their direct participants (a) electronic instructions to (1) submit the Outstanding Notes held by them on behalf of their direct participants in the APE Solicitation and (2) “block” any transfer of Outstanding Notes so submitted until the completion of the APE process. In addition, DTC participants wishing to participate must electronically submit their Outstanding Notes through DTC’s Automatic Tender Offer Program, or “ATOP”, as described herein.

The Settlement Agent for the APE Solicitation is:

For the DTC eligible notes The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7 East New York, New York 10286 Tel: (212) 815-5920 Fax: (212) 298-1915	For Euroclear/Clearstream eligible notes The Bank of New York, London Branch 30 Cannon Street London EC4 M6XH England Tel: 44-207-964-7235 / 6513 Fax: 44-207-964-7294

If you beneficially own Outstanding Notes through a broker, dealer, commercial bank, trust company or other securities intermediary (i.e., your name is not shown on a security position listing of DTC, Euroclear or Clearstream, Luxembourg) and wish to participate in the APE, you should not use this Letter of Transmittal, but should instead transmit your instructions relating to the APE pursuant to the Instruction Letter provided with the Solicitation Statement, or as otherwise directed by the securities intermediary through which you beneficially own Outstanding Notes.

THE APE SOLICITATION (AS DEFINED BELOW) WILL EXPIRE AT 3:00 P.M., NEW YORK CITY TIME, 4:00 P.M., BUENOS AIRES TIME, ON JULY 21, 2004 UNLESS EXTENDED. TELECOM RESERVES THE RIGHT TO EXTEND THE EXPIRATION DATE IN ITS SOLE DISCRETION. SUCH TIME AND DATE, AS SO EXTENDED, ARE THE “EXPIRATION DATE”.

Delivery of this Letter of Transmittal other than to the Settlement Agent at the address set forth above may not constitute a valid submission of Outstanding Notes. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal and revocations of Letters of Transmittal will be resolved by Telecom whose determinations will be binding. Telecom reserves the right to waive any irregularities in connection with deliveries or completion of Letters of Transmittal and whether to permit defects to be cured within such time as Telecom determines. None of Telecom, Telecom’s affiliates, the Information Agent, the Settlement Agent, the Solicitation Agents or any other person shall have any duty to give notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give any such notification. Telecom’s reasonable interpretation of the terms and conditions of the APE Solicitation (including this Letter of Transmittal and the accompanying Solicitation Statement and the instructions hereto and thereto) will be final and binding on all parties.

Terms used herein and not defined shall have the meanings ascribed to them in the Solicitation Statement.

The issuance of notes pursuant to the APE is made (a) within the United States or to U.S. Persons as that term is defined in Rule 902(k)(1) of Regulation S under the Securities Act of 1933 (the “Securities Act”) pursuant to a registration statement on Form F-1 containing the Solicitation Statement and (b) outside the United States, in offshore transactions in reliance upon Regulation S under the Securities Act.

June 22, 2004

Upon the terms and subject to the conditions set forth in the Solicitation Statement and in this Letter of Transmittal, Telecom is soliciting from the holders of Outstanding Notes powers of attorney in favor of The Bank of New York, as Settlement Agent to execute the APE as described in the Solicitation Statement.

Registered holders must complete the election form set forth in this Letter of Transmittal and return this Letter of Transmittal to the Settlement Agent in order to select their preferred consideration among the options listed below.

If the APE is executed and subsequently approved, or homologado, by a commercial court in the City of Buenos Aires, Republic of Argentina (the “Reviewing Court”) in the form that Telecom has proposed, Telecom will make available to each consenting registered holder, at that holder’s option, subject to proration and the other terms and conditions of the APE, for each 1,058* (denominated in dollars, euro, pesos or yen) aggregate principal amount of Outstanding Debt and principal face amount adjustment (computed as described in the Solicitation Statement)

•	An option, which Telecom refers to as “Option A,” to receive 1,058 principal amount of series A notes due 2014.

•	An option, which Telecom refers to as “Option B,” to receive US$1,000 principal amount of series B notes due 2011 (except that holders of outstanding debt denominated in euro, pesos and yen who select Option B will receive an amount of series B notes equal to the dollar equivalent of 94.5% of their principal and principal face amount adjustment). Up to US$1,376 million principal face amount plus principal face amount adjustment of our Outstanding Debt can be restructured under Option B.

Combination of Option B with up to 37.5% Participation in Option C - If Option C is undersubscribed, holders who elect to receive Option B will have up to 37.5% of their principal face amount and principal face amount adjustment of Outstanding Debt allocated to Option C. As a result of this allocation, if Option C is undersubscribed, holders who select Option B will receive at least 625 principal amount of series B notes, and up to 319 of cash consideration, which will vary based on the applicable currency as described above.

•	An option, which Telecom refers to as “Option C,” to receive cash consideration at a price not greater than 850 nor less than 740, to be determined pursuant to a “Modified Dutch Auction,” which means that we will select the single lowest purchase price based on the prices specified by holders, within the range of 740 to 850 per 1,058 of Outstanding Debt and principal face amount adjustment, that will enable us to purchase an aggregate of the equivalent of up to US$825 million principal face amount and principal face amount adjustment of Outstanding Debt (calculated based on the exchange rates in effect as of the close of business on the FX Reference Date, as described in the Solicitation Statement). Option C cash consideration will be paid in equivalent U.S. dollars.

* For purposes of the APE, the principal face amount of Outstanding Debt to be restructured has been increased by an adjustment amount representing a portion of accrued and unpaid interest on our Outstanding Debt, as described in the Solicitation Statement. In connection with Outstanding Debt restructured under Option A, the principal face adjustment will be capitalized, or added to the amount of Outstanding Debt to be restructured. Because holders of Outstanding Debt who elect to receive consideration under Option B or Option C will not receive 100% of their principal face amount plus principal face amount adjustment, the principal face amount adjustment will not be deemed to be capitalized for these holders, and will be considered relinquished by operation of law on the issuance date.

If you are a holder of Outstanding Notes and your Outstanding Notes are held through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” or Clearstream Banking, société anonyme, or “Clearstream, Luxembourg,” you must comply with the procedures established by Euroclear or Clearstream, Luxembourg, as applicable, to participate in the APE Solicitation. Euroclear and Clearstream, Luxembourg intend to collect from their direct participants (a) electronic instructions to (1) submit Outstanding Notes held by them on behalf of their direct participants in the APE Solicitation and (2) “block” any transfer of Outstanding Notes so submitted until the completion of the APE process and (b) irrevocable authorizations to disclose the names of the direct participants and information about the foregoing instructions. Upon the receipt of these instructions, the direct participants in Euroclear and Clearstream, Luxembourg will advise the Settlement Agent of the principal amount of Outstanding Notes being voted and other required information. Accordingly, in addition to completing and executing this Letter of Transmittal, direct participants in Euroclear and Clearstream, Luxembourg must provide electronic instructions to Euroclear and Clearstream, Luxembourg. Euroclear and Clearstream, Luxembourg may impose additional deadlines in order to properly process these electronic instructions. As a part of submitting through Euroclear or Clearstream, Luxembourg, you are required to become aware of any of these deadlines.

If you are a holder of Outstanding Notes and your Outstanding Notes are held through the Depository Trust Company, or “DTC,” the Settlement Agent and DTC have confirmed that the APE Solicitation is eligible for DTC’s Automated Tender Offer Program, or “ATOP.” Accordingly, in addition to completing and executing this Letter of Transmittal, DTC Participants must electronically submit their Outstanding Notes in accordance with DTC’s ATOP procedures. DTC will then send a computer-generated message, or an “Agent’s Message,” to the Settlement Agent.

On the issuance date, holders of Telecom’s Outstanding Notes will receive listed notes initially represented by global certificates in fully registered form which may be issued in tranches denominated in dollars or euro in the case of Option A, and in dollars in the case of Option B.1

At the request of one or more participating holders who receive notes pursuant to the APE, Telecom will permit such holders to elect to receive new loans within 60 days after the issuance date, provided that, in Telecom’s reasonable judgment (taking into account the tax status of the holder), this will not trigger unfavorable tax consequences for Telecom. Telecom will only accept requests to receive new loans from participating holders that selected this option on the election form in this Letter of Transmittal.

To participate validly in the APE Solicitation, you must deliver a duly executed Letter of Transmittal, notarized, and if executed outside of Argentina, either apostilled in accordance with The Hague Convention, or consularized, by an Argentine consulate, to the Settlement Agent at its address set forth herein on or prior to the Expiration Date. In addition, if you are a registered holder of Outstanding Notes, you must either transmit electronic instructions to Euroclear and Clearstream or submit their Outstanding Notes through DTC’s ATOP system as described in the APE Solicitation Statement and in this Letter of Transmittal.

DELIVERY OF A LETTER OF TRANSMITTAL TO EUROCLEAR, CLEARSTREAM, LUXEMBOURG OR DTC DOES NOT CONSTITUTE DELIVERY TO THE SETTLEMENT AGENT.

[1]	Holders of our outstanding loans and commissions will receive unlisted notes in the form of certificated notes.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby submits to Telecom, upon the terms and subject to the conditions set forth in the Solicitation Statement, receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal, the principal amount of Outstanding Debt indicated in the table below entitled “Description of Outstanding Notes” under the respective column heading “Principal Amount Submitted in Option A,” “Principal Amount Submitted in Option B” or “Principal Amount Submitted in Option C.” Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Solicitation Statement, whether or not capitalized therein.

Subject to, and effective upon, the approval of the APE by a commercial court in the City of Buenos Aires, Argentina, and delivery of the notes, cash consideration and cash interest payments pursuant to the APE for the Outstanding Debt submitted herewith and the power of attorney granted hereby in accordance with the terms and subject to the conditions of the APE Solicitation, the undersigned hereby transfers to, or upon the order of, Telecom or the Settlement Agent, all right, title and interest in and to all of the Outstanding Debt submitted hereby.

The undersigned hereby irrevocably constitutes and appoints the Settlement Agent (or its designee) the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the Settlement Agent also acts as the agent of Telecom, with full powers of substitution and revocation, such power of attorney being deemed to be an irrevocable power coupled with an interest, to, as applicable to the Outstanding Notes submitted hereby (a) present such Outstanding Notes and all evidences of transfer and authenticity to, or upon the order of, Telecom, (b) attend on its behalf at any meeting of holders of Outstanding Notes that may be required to confirm its acceptance of the APE Solicitation and the APE and/or to give effect to the APE, (c) execute on its behalf a consent to the APE and any ancillary documents that may be required to effect the transactions contemplated in connection therewith (d) agree to any ministerial or de minimus amendment of the APE that may be required to confirm the APE or to effect the transactions contemplated therein, and (e) confirm the delivery of the notes, cash consideration and cash interest payments by Telecom in accordance with the terms of the Solicitation Statement, this Letter of Transmittal and the APE.

The undersigned understands that submissions of Outstanding Debt pursuant to any of the procedures described in the Solicitation Statement and in the instructions hereto and acceptance of such by Telecom will constitute a binding agreement between the undersigned and Telecom upon the terms and subject to the conditions in the Solicitation Statement and this Letter of Transmittal (and if the APE Solicitation is extended or amended, the terms of and conditions of any such extension or amendment). For purposes of the APE Solicitation, the undersigned understands that validly submitted Letters of Transmittal, or defectively submitted Letters of Transmittal with respect to which Telecom has waived, or caused to be waived, such defect, will be deemed to have been accepted in the APE Solicitation if, as and when Telecom gives written notice thereof to the Settlement Agent. Any submitted Outstanding Notes that are not accepted in the APE Solicitation for any reason will be returned by crediting the account maintained at Euroclear, Clearstream, Luxembourg or DTC from which such Outstanding Notes were submitted.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Settlement Agent or by Telecom to be necessary or desirable to complete the submission of the Outstanding Debt for participation in the APE Solicitation.

The undersigned hereby authorizes the Settlement Agent to carry out all necessary steps required under Argentine law to submit this Letter of Transmittal before the Reviewing Court.

The undersigned understands that in granting a power of attorney to the Settlement Agent as provided for in paragraph (d) below, the Settlement Agent will only be authorized to vote in favor of the APE. If the Reviewing

Court requires Telecom to hold an actual meeting of holders of Outstanding Notes, any registered holder that wishes to vote against approval of the APE must attend this meeting.

Upon the submission of the Letter of Transmittal as to any Outstanding Debt, the registered holder and the beneficial owner of the Outstanding Debt on behalf of which the registered holder has submitted (each, a “holder”), will be deemed, among other things, and, subject to and effective upon in the case of (a), (b) and (c) below, Telecom making available the consideration pursuant to the Options, to:

(a)	irrevocably transfer to Telecom or the Settlement Agent upon our order or the order of the Settlement Agent, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all Outstanding Debt submitted hereby, and thereafter it will have no contractual or other rights or claims in law or equity against Telecom, the solicitation agents or any fiduciary, trustee, fiscal agent or other person connected with the Outstanding Debt arising under, from or in connection with the Outstanding Debt, except as provided for in the APE, except for arranging for the unblocking of the Outstanding Notes if the APE is terminated;

(b)	waive any and all rights with respect to the Outstanding Debt submitted hereby, including, without limitation, any and all rights to payment, any existing, past or continuing defaults and their consequences in respect of the Outstanding Debt;

(c)	release and discharge Telecom, its directors, officers, members of the supervisory committee, shareholders, affiliates and any trustee or agent thereof from any and all claims the holder may have, now or in the future, arising out of or related to the Outstanding Debt submitted hereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the Outstanding Debt submitted hereby, other than as expressly provided in the Solicitation Statement, the APE and this Letter of Transmittal, or to participate in any redemption or defeasance of the Outstanding Notes submitted hereby;

(d)	grant a power of attorney to the Settlement Agent authorizing the Settlement Agent to (1) execute on the registered holder’s behalf the APE and any ancillary documents that may be required to effect the transactions contemplated in connection therewith, (2) attend on its behalf any meeting of holders of Outstanding Notes that may be required to confirm its acceptance of the APE Solicitation and the APE and/or to give effect to the APE, (3) agree to any ministerial or de minimis amendment of the APE that may be required to confirm the APE or to effect the transactions contemplated therein, (4) take any other actions as may be necessary to formalize the votes in such meetings and (5) assign any Outstanding Debt to Telecom, if required; and

(e)	grant to the Settlement Agent the power to confirm delivery of the notes, cash consideration and cash interest payments and to receive back any Outstanding Notes in accordance with this Letter of Transmittal and the APE.

In addition, the holder of Outstanding Debt will be deemed to acknowledge, represent, warrant and agree that:

(a)	(1) all transactions undertaken by Telecom and the Settlement Agent to effect the restructuring of Telecom’s Outstanding Debt, including the APE Solicitation, will have been effected in compliance with all applicable laws and in a manner consistent with the statutory rights of all holders of Outstanding Debt to be treated equally and ratably and (2) it hereby waives any rights that it may have pursuant to Argentine law or the governing laws of the Outstanding Debt submitted to bring an action to challenge the legality or validity of any payments Telecom made in the tender offer it completed in June 2003 or those made pursuant to the APE Solicitation and/or made pursuant to court orders or to bring any action against any of Telecom’s directors or officers in connection with these payments and agrees that that waiver will survive any termination of the APE, to the extent the APE is terminated upon compliance by Telecom with all of its obligations under the APE pursuant to a ruling of compliance under Section 59 of the Argentine Bankruptcy Law;

(b)	it has received and reviewed the Solicitation Statement;

(c)	it is the owner of, or a duly authorized representative of one or more beneficial owners of, the Outstanding Debt submitted hereby and it has full power and authority to execute this Letter of Transmittal, and has full power and authority to execute the APE with respect to all the Outstanding Debt submitted and to tender, sell, assign and/or transfer the Outstanding Debt submitted hereby;

(d)	the Outstanding Debt being submitted hereby was owned as of the date of the grant of the powers of attorney, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that Telecom will acquire good, indefeasible and unencumbered title to the Outstanding Debt, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, if and when Telecom accepts the same, and makes available the corresponding consideration pursuant to the options, as provided for in the APE;

(e)	it will not sell, pledge, hypothecate or otherwise encumber or transfer any Outstanding Debt submitted hereby or any interest therein and will not grant to any person any proxy or other right to vote such debt from the date of this Letter of Transmittal until any termination of the APE Solicitation or termination of the APE, and any purported sale, pledge, hypothecation or other encumbrance or transfer or grant of proxy or voting right will be void and of no effect;

(f)	(1) none of Telecom, the Settlement Agent, the information agent, the solicitation agents nor any person acting on behalf of any of the foregoing, has made any statement, representation or warranty, express or implied, to it with respect to Telecom, the APE Solicitation or the offer or delivery of the notes, cash consideration and cash interest payments, other than the information included in the Solicitation Statement, and (2) any information it desires concerning Telecom, the APE Solicitation and the notes, cash consideration and cash interest payments or any other matter relevant to its decision to accept the APE Solicitation, including a copy of the Solicitation Statement, is or has been made available to it;

(g)	in evaluating the APE Solicitation and in making its decision whether to participate therein by submitting this Letter of Transmittal and submitting its Outstanding Debt, the holder has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on (1) any statement, representation or warranty, express or implied, made to the holder by Telecom or the solicitation agents or the Settlement Agent other than those contained in the Solicitation Statement, as supplemented prior to the Expiration Date, or (2) any investigation that the solicitation agents or any of their affiliates or any person acting on any of their behalf may have made with respect to the notes, cash consideration and cash interest payments or Telecom;

(h)	the execution and delivery of this Letter of Transmittal will constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in the Solicitation Statement;

(i)	the submission of this Letter of Transmittal to the Settlement Agent will, subject to the terms and conditions of this APE Solicitation generally, constitute the irrevocable appointment of the Settlement Agent as its attorney-in-fact and agent, and an irrevocable instruction to the Settlement Agent to complete and execute all or any forms of transfer and other documents deemed to be necessary in the opinion of the Settlement Agent in relation to the Outstanding Debt submitted hereby in Telecom’s favor or in the favor of any other person or persons as Telecom may direct and to deliver these forms of transfer and other documents in the Settlement Agent’s opinion and/or the certificates and other documents of title relating to the Outstanding Debt’s registration and to execute all the other documents and to do all the other acts and things as, in the opinion of the attorney-in-fact or agent, may be necessary or expedient for the purpose of, or in connection with, the acceptance of this APE Solicitation and to vest in Telecom or its nominees the Outstanding Debt;

(j)	the terms and conditions of the APE Solicitation and the APE set forth in the Solicitation Statement will be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which will be read and construed accordingly;

(k)	the Settlement Agent is acting solely in its capacity as attorney-in-fact in order to execute the APE on behalf of the holder or the beneficial owner. The Settlement Agent does not assume any obligation or relationship of agency or trust, for or with the holder, and the Settlement Agent shall have no duties or obligations other than those specifically set forth in the Solicitation Statement and this Letter of Transmittal;

(l)	Telecom and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its acquisition of the notes, cash consideration and cash interest payments are no longer accurate, it will promptly notify Telecom;

(m)	in acting as attorney-in-fact in order to execute the APE on behalf of the holder or the beneficial owner that grants a power of attorney, on the terms set forth in the Solicitation Statement and in this Letter of Transmittal, the Settlement Agent shall be entitled to all of the rights, immunities, benefits and protections afforded to the Settlement Agent under the Settlement Agent Agreement dated June 22, 2004 between Telecom and the Settlement Agent.

(n)	the Settlement Agent is irrevocably instructed to, and will only be authorized to, vote in favor of the APE; and

(o)	the execution and delivery of this Letter of Transmittal will constitute your acceptance to receive your consideration in accordance with any allocation and proration of the oversubscribed options or to otherwise receive your consideration that results from the Reviewing Court’s decision to “cramdown” non-participating holders.

Further, each holder of Outstanding Notes who is not a “U.S. Person” as defined pursuant to Rule 902(k)(2) of Regulation S under the Securities Act, will be deemed to acknowledge, represent, warrant and agree that:

(1)	it is accepting Regulation S Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a non-U.S. person that is outside the United States (or a non-U.S. person that is a dealer or other fiduciary of a non-U.S. person);

(2)	the notes will be represented by the Regulation S global security and that, for a period of 40 days following the issuance date, transfers thereof may not be made to any U.S. person or for the account or benefit of a U.S. person;

(3)	it will not, as part of the initial distribution of the notes, sell short or otherwise sell, transfer or dispose of the economic risk of the notes into the United States or to a U.S. person;

(4)	until the date that is 40 days subsequent to the date of the original issuance of the notes it will, and that each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in the preceding sentences; and

(5)	the Regulation S Notes will bear a legend to the following effect unless otherwise agreed by Telecom and the holder thereof:

“THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Under Rule 902(k)(1) of Regulation S under the Securities Act, U.S. person means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (in an individual) resident in the United States and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the Securities Act) who are not natural persons, estates or trusts.

☐	Check here if you elect to receive notes for delivery to, or for the account or benefit of, a “U.S. person”.

Under Rule 902(k)(2), the following are not “U.S. persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

The acknowledgements, representations, warranties and agreements of a holder agreeing to participate in the APE Solicitation and submitting Outstanding Debt will be deemed to be repeated and reconfirmed on and as of each of the Expiration Date, the date the APE is executed, the date the APE is filed with the Reviewing Court and the date that the notes, cash consideration and cash interest payments are delivered to holders of Outstanding Debt.

Neither the delivery of this Letter of Transmittal nor any acceptance or submission of, or payment for Outstanding Debt, will under any circumstances create any implication that the information contained in the Solicitation Statement is correct as of a time subsequent to the date thereof or that there has been no change in the information set forth in the Solicitation Statement or in any attachments thereto since the date thereof. All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Unless otherwise indicated in the box entitled “Special Issuance Instructions,” the undersigned hereby requests that any notes issued to it pursuant to the APE be issued in the names of, and delivered to, the undersigned, by credit to the account of Euroclear, Clearstream, Luxembourg or DTC.

In the event that the box entitled “Special Issuance Instructions” is completed, the undersigned hereby requests that any notes issued to it be issued in the names of, and be delivered to, the persons at the addresses therein indicated. In the event that the box entitled “Special Issuance Instructions” is completed, the undersigned hereby requests that the notes, cash consideration and cash interest payments to be issued be credited to the Euroclear, Clearstream, Luxembourg or DTC account of the person named therein.

RETURN THIS PAGE TO THE SETTLEMENT AGENT

RETURN THIS PAGE TO THE SETTLEMENT AGENT

ELECTION FORM

Please fill out the following related to how you are submitting your Outstanding Debt.

SUBMISSION OF OUTSTANDING DEBT

COMPLETE THE INFORMATION BELOW DEPENDING ON WHETHER YOUR OUTSTANDING NOTES SUBMITTED FOR BLOCKING ARE BEING HELD IN EUROCLEAR, CLEARSTREAM, LUXEMBOURG OR DTC:

Name of Submitting Institution:

Euroclear Account Number in which

submitted Outstanding Notes are held:

Clearstream, Luxembourg Account Number

in which submitted Outstanding Notes are held:

If you are a direct participant in Euroclear or Clearstream, Luxembourg, provide the Unique Reference Identifier for this submission as an eight-digit number that starts with your participant account number and ends with a sequential number that you choose. For example, if your participant account number is 93201, then you might use 93201001 for your first submission.

____ ____ ____ ____ ____ ____ ____ ____ ____

Be sure that this Unique Reference Number is included in the instructions you provide to Euroclear or Clearstream, Luxembourg that correspond to this Letter of Transmittal. Failure to do so may result in your submission being deemed defective.

DTC Account Number

in which submitted Outstanding Notes are held:

Transaction Code Reference Number:

☐        CHECK HERE IF LETTER OF TRANSMITTAL IS BEING SUBMITTED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE SETTLEMENT AGENT AND COMPLETE THE FOLLOWING:

Name of holder of Outstanding Debt:

Date of execution of Notice of Guaranteed Delivery:                                                                                                                , 2004

Name of submitting institution:

Account number:

Transaction Code Reference Number:

ELECTION FORM (continued)

List on the next page of the election form the Outstanding Notes as to which this Letter of Transmittal relates. If the space provided is insufficient, list the information required by the table below on a separately executed schedule and affix the schedule to this Letter of Transmittal. Submissions of Outstanding Notes will be accepted only in principal amounts equal to US$/€1.00 or integral multiples thereof, and amounts in excess of an integral multiple thereof shall be rounded up to the next highest integral multiple of US$/€1.00. No alternative, conditional or contingent submissions will be accepted. The names and addresses of the registered holders should be printed, if not already printed above, exactly as they appear on the instruments representing Outstanding Notes submitted hereby.

For your reference, the CUSIP and ISIN Nos. are set forth below:

CUSIP and ISIN Numbers of Outstanding Notes

Series	CUSIP No.	ISIN No.
Series C Medium Term Notes due 2002	879273AE0	US879273AE001
Series E Medium Term Notes due 2005	N/A	XS0076226942
Series 1 Medium Tern Notes due 2003	N/A	XS0109260686
Series 2 Medium Term Notes due 2004	N/A	XS0131485624
Series I Medium Term Notes due 2004	N/A	XS0096148779
Series K Medium Term Notes due 2002	N/A	XS0099123712
Series F Medium Term Notes due 2007	N/A	XS0076689024
Series H Medium Term Notes due 2008	N/A	XS0084707313

ELECTION FORM (continued)

DESCRIPTION OF OUTSTANDING NOTES*

Name(s) and Address(es) of
Registered Holder(s) Name
of DTC Participant and
Participant’s DTC Account
Number or Euroclear or
Clearstream, Luxembourg
Account Number in which
Outstanding Notes are
Held (Please fill in)

	CUSIP No. and/or ISIN No. of Outstanding Note Submitted (see previous page for CUSIP and ISIN Nos.)	Principal Amount Submitted in Option A	Principal Amount Submitted in Option B**	Principal Amount Submitted in Option C***
.

Total Principal Amount Submitted (indicate US$ or €):

*A holder who wants to receive Series A Listed Notes may elect to receive Series A Listed Notes denominated in the same currency as its outstanding debt, or in U.S. dollars.

** A holder who selects Option B will receive Series B Notes denominated in U.S. dollars. If Option C is undersubscribed, holders who elected to receive Option B will be deemed to have agreed to have up to 37.5% of their outstanding debt allocated to Option C at the highest price of 850 per 1,058 of Outstanding Debt including the related principal face amount adjustment (as a result, for any principal amount submitted in Option B, you do not need to complete the information in the table entitled “Price to be Paid in Option C”).

*** If you have selected Option C, you must complete the information in the table entitled “Price to be Paid in Option C.” A holder of Outstanding Notes who receives Option C will receive cash consideration in equivalent U.S. dollars.

RETURN THIS PAGE TO THE SETTLEMENT AGENT

ELECTION FORM (continued)

FOR HOLDERS OF OUTSTANDING NOTES CHOOSING OPTION A ONLY:

☐	CHECK HERE IF YOU WANT TO RECEIVE YOUR LISTED NOTES DENOMINATED IN THE SAME CURRENCY AS YOUR OUTSTANDING NOTES.

☐	CHECK HERE IF YOU WANT TO RECEIVE YOUR LISTED NOTES DENOMINATED IN U.S. DOLLARS.

IF YOU WANT TO RECEIVE SERIES A UNLISTED NOTES (IN THE EVENT THAT TELECOM ACCEPTS REQUESTS FROM HOLDERS OF OUTSTANDING NOTES TO RECEIVE UNLISTED NOTES) YOU WILL RECEIVE THESE UNLISTED NOTES IN THE SAME CURRENCY AS YOUR SERIES A LISTED NOTES.

FOR HOLDERS OF OUTSTANDING NOTES CHOOSING OPTION B ONLY:

If you have selected Option B, please check the box below to request to have your Outstanding Notes exchanged for Outstanding Loans by the Settlement Agent on the issuance date.

☐	CHECK HERE TO REQUEST TO HAVE YOUR OUTSTANDING NOTES EXCHANGED BY THE SETTLEMENT AGENT ON THE ISSUANCE DATE FOR OUTSTANDING LOANS (SUBJECT TO AVAILABILITY AND TO PRORATION).*

*IF YOU CHECK THE BOX ABOVE AND YOUR OUTSTANDING NOTES ARE EXCHANGED FOR OUTSTANDING LOANS BY THE SETTLEMENT AGENT, THEN ALL OR A PORTION OF THE CONSIDERATION YOU RECEIVE PURSUANT TO THE APE SOLICITATION MAY BE IN THE FORM OF UNLISTED NOTES, INSTEAD OF THE LISTED NOTES YOU OTHERWISE WOULD HAVE RECEIVED.

If you are a holder of Outstanding Notes who has requested to have your Outstanding Notes exchanged for Outstanding Loans by the Settlement Agent on the issuance date by checking the box above, you should understand that as a holder of unlisted notes, you may be subject to a higher rate of withholding tax as compared to a holder of listed notes. Any holder of Outstanding Notes electing to exchange their Outstanding Notes for Outstanding Loans on the issuance date should consult their tax advisor.

FOR HOLDERS OF OUTSTANDING NOTES CHOOSING, OR ALLOCATED INTO, OPTION C ONLY:

If you are a holder of Outstanding Notes who has selected or has been allocated into Option C, you will be deemed to have agreed to permit the Settlement Agent to exchange your Outstanding Notes to be retired under Option C for Outstanding Loans held by other holders that elected Option B immediately prior to cancellation thereof. This exchange will not affect the amount of Option C cash consideration (or the currency) pursuant to the APE Solicitation that you would have otherwise received in the absence of such exchange.

ISSUANCE OF NEW LOANS WITHIN 60 DAYS AFTER THE ISSUANCE DATE:

☐	CHECK HERE IF YOU WANT TO EXCHANGE YOUR LISTED NOTES FOR NEW LOANS WITHIN 60 DAYS AFTER THE ISSUANCE DATE, SUBJECT TO TELECOM’S DETERMINATION THAT THIS EXCHANGE WILL NOT TRIGGER ADVERSE TAX CONSEQUENCES FOR TELECOM.

If you elect to receive new loans in exchange for your listed notes by checking the box above, you should understand that as a holder of a new loan, you may be subject to a higher rate of withholding tax as compared to a holder of listed notes. Any registered holder electing to exchange their listed notes for new loans should consult their tax advisor.

RETURN THIS PAGE TO THE SETTLEMENT AGENT

ELECTION FORM (continued)

PRICE TO BE PAID IN OPTION C

If you have selected Option C, you should indicate below the price at which you wish to receive the cash consideration pursuant to Option C.

By checking one of the following boxes under “Price” below, the undersigned hereby submits the Outstanding Debt specified herein at the price checked. A holder of Outstanding Debt who desires to submit Outstanding Debt at more than one price must complete a separate Letter of Transmittal for each price at which Outstanding Debt is submitted. The same Outstanding Debt cannot be submitted at more than one price.

Price per 1,058 principal amount of Outstanding Notes and related principal face amount adjustment at which Outstanding Notes are being submitted
Price ☐ 740 (Minimum Price) ☐ ☐ 850 (Maximum Price)

Holders of outstanding debt that receive cash consideration under Option C will receive the equivalent amount of this cash consideration in U.S. dollars.

IF NO PRICE IS SELECTED YOU WILL BE DEEMED TO HAVE SELECTED 740 (THE MINIMUM PRICE). YOU SHOULD UNDERSTAND THAT THIS COULD RESULT IN YOUR OUTSTANDING DEBT BEING PURCHASED AT THE MINIMUM PURCHASE PRICE OF 740 PER 1,058 PRINCIPAL AMOUNT OF OUTSTANDING DEBT SUBMITTED.

If Option C is undersubscribed, holders who elected to receive Option B will be deemed to have agreed to have up to 37.5% of their outstanding debt allocated to Option C at the highest price of 850 per 1,058 of Outstanding Debt and related principal face amount adjustment.

RETURN THIS PAGE TO THE SETTLEMENT AGENT

ELECTION FORM (continued)

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 1 and 2)

To be completed ONLY if the notes are to be issued in the name of someone other than the persons whose signatures appear within this Letter of Transmittal or sent to an address different from that shown in the box entitled “Description of Outstanding Notes” within this Letter of Transmittal.

Name(s) (Please Print)
Address:
(Zip Code)

(Tax Identification or Social Security Number) (See Substitute Form W-9 below)
Credit notes issued in the APE Solicitation to be issued in a different name to the Euroclear or Clearstream, Luxembourg account or by book-entry transfer to the DTC account set forth below:
(Euroclear Account Number)
(Clearstream, Luxembourg Account Number)

(DTC Account Number)
Number of Account Party:

RETURN THIS PAGE TO THE SETTLEMENT AGENT

ELECTION FORM (continued)

V.	ELIGIBILITY FOR PROCESSING FEE

NAME AND ADDRESS OF BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR ANY OTHER ELIGIBLE RECIPIENT THAT SOLICITED INSTRUCTIONS TO SUBMIT

Name of Firm

(Please Print)

Attention of Individual at Firm

(Please Print)

Address: (Street)

(City, State and Zip Code):

(Country):

Telephone Number:

If payment of the Processing fee is to be made by wire transfer, include wire transfer instructions below:

Bank Name:                                                                                                    ABA #:

Account Name:                                                                                              Account #:

Indicate below the aggregate principal amount of Outstanding Notes held by retail beneficial owners owning less than US$100,000 principal amount, or its equivalent in other currencies, of Outstanding Notes that designated you as the broker, dealer, commercial bank, trust company or any other eligible recipient that solicited their submission. You will be eligible to receive the processing fee based on the Instruction Letters you received from retail beneficial owners in which you were designated as the eligible securities intermediary. In the event of a successful APE Solicitation, you will be entitled to receive a processing fee equal to 0.50% of the face amount of the Outstanding Notes submitted to be paid by Telecom in the event the retail beneficial owner’s Outstanding Notes are accepted by Telecom. In order to receive the Processing Fee, please send a copy of your completed instruction letters naming you as the eligible recipient to the Settlement Agent, so that the Settlement Agent can confirm your eligibility for the processing fee. Notwithstanding the above, no processing fee will exceed the equivalent of US$500,000 (in the relevant currency) for any firm eligible for the processing fee.

Beneficial Owners holding not more than $100,000 principal amount of Outstanding Notes
Beneficial Owners	Transaction Code Reference Number	Aggregate Principal Amount Participating
Beneficial Owner #1
Beneficial Owner #2
Beneficial Owner #3
Beneficial Owner #4
Beneficial Owner #5
(Attach additional list, if necessary and affix the list to this Letter of Transmittal)

Aggregate Processing Fee:

* * * *

RETURN THIS PAGE TO THE SETTLEMENT AGENT

ELECTION FORM (continued)

PLEASE SIGN HERE

(To be completed by all submitting registered holders of Outstanding Debt)

(Please complete Substitute Form W-9)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby submits the principal amount of Outstanding Debt listed in the box entitled “Description of Outstanding Notes” under the respective column heading “Principal Amount Submitted in Option A,” “Principal Amount Submitted in Option B,” “Principal Amount Submitted in Option C”.

This Letter of Transmittal must be signed by the registered holders exactly as the names appear on instruments representing Outstanding Debt or, if submitted by a participant in Euroclear, Clearstream, Luxembourg or DTC, exactly as such participant’s name appears on a security position listing as the owner of such Outstanding Notes.* If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 2.

                                                                                                                                                                                                                      (Notary Seal)**

                                                                                                                                                                                                                      (Notary Seal)**

Signatures of Submitting Holders or Authorized Signatory

(See guarantee requirement below)

Dated

*Name(s)

(Please Print)

Capacity

Address (Including Postal Code)

Area Code and Telephone Number

Tax Identification or Social Security No.

Medallion Signature Guarantee

(If Required-See Instructions 1 and 2)

Authorized Signature                                                                                                                                                                            (Notary Seal)**

Name of Firm

[Place Seal Here]

**IMPORTANT: Each Letter of Transmittal and any withdrawal thereof executed outside of Argentina must be properly authenticated by (i) an apostille under the Hague Convention or (ii) the relevant authentication from the appropriate governmental authority and an appropriate seal from an Argentine consulate and legalization before the Argentine Ministry of Foreign Affairs. Please plan accordingly and obtain the necessary authentication prior to delivering this Letter of Transmittal and Authorization by hand, overnight courier or facsimile (provided delivery is made by hand or overnight courier as soon as reasonably practicable after such facsimile and, in any case, on or prior to the Expiration Date) to the Settlement Agent at the address set forth on the front cover of this Letter of Transmittal and Authorization. QUESTIONS CONCERNING THE PROCEDURES NECESSARY TO OBTAIN AN APOSTILLE MAY BE DIRECTED TO TELECOM OR THE SETTLEMENT AGENT.

RETURN THIS PAGE TO THE SETTLEMENT AGENT

INSTRUCTIONS

Forming Part of the Terms and Conditions of the APE Solicitation

1. Signature Guarantees. Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor, unless the Outstanding Notes submitted hereby are submitted by a registered holder, or by a holder in Euroclear or Clearstream, Luxembourg or participant in DTC whose name appears on a security position listing as the owner of such Outstanding Notes, that has not completed any of the boxes entitled “Special Issuance Instructions” in this Letter of Transmittal. If the Outstanding Notes are registered in the name of a person other than the signer of this Letter of Transmittal or if the Outstanding Notes not accepted pursuant to the APE are to be returned to a person other than the registered holder, then the signatures on this Letter of Transmittal accompanying the submitted Outstanding Notes must be guaranteed by a Medallion Signature Guarantor as described above. See Instruction 2.

2. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. Signatures on this Letter of Transmittal must correspond to the names of the registered holders (i) as written on the face of the instruments in respect of such Outstanding Debt without alteration, enlargement or any change whatsoever and/or (ii) as shown on the security position listing as the owner of such Outstanding Debt.

If any of the Outstanding Debt submitted hereby is registered in the name of two or more holders, all such registered holders must sign this Letter of Transmittal. If any of the Outstanding Debt submitted hereby is registered in different names on several instruments, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of instruments.

If this Letter of Transmittal or any Outstanding Debt or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Telecom of such person’s authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered holders of the Outstanding Notes submitted hereby, no endorsements of Outstanding Notes or separate instruments of transfer are required unless Outstanding Notes not accepted by Telecom pursuant to the APE Solicitation is to be issued to a person other than the registered holders in which case signatures on such Outstanding Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

3. Delivery of Letter of Transmittal and Outstanding Debt. This Letter of Transmittal is to be used by registered holders of Outstanding Debt wishing to participate in the APE. A confirmation of blocking instructions provided to Euroclear or Clearstream, Luxembourg or DTC of all Outstanding Notes submitted as well as a properly completed and duly executed Letter of Transmittal, as described in this Letter of Transmittal, and any other documents requested by this Letter of Transmittal, must be received by the Settlement Agent at its addresses set forth herein, on or prior to the Expiration Date. If submissions of Outstanding Debt are forwarded to the Settlement Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

If holders of Outstanding Debt wish to submit their Outstanding Debt pursuant to the APE Solicitation and cannot submit all other required documents to the Settlement Agent by the Expiration Date, holders may nevertheless submit such Outstanding Debt if all of the following conditions are met: (i) a properly completed and duly executed Notice of Guaranteed Delivery in the form provided by Telecom is received by the Settlement Agent (as provided below) by the Expiration Date; and (ii) a confirmation of blocking instructions pursuant to the records maintained by Euroclear, Clearstream, Luxembourg or DTC, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) together with any required signature guarantee or an Agent’s Message and any other required documents, are received by the Settlement Agent within five business days after the execution of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Settlement Agent.

The method of delivery of Letters of Transmittal, any required signature guarantees and all other required documents, including delivery through Euroclear, Clearstream, Luxembourg or DTC, is at the election and risk of the registered holder and, except as otherwise provided in this Instruction 3, delivery will be deemed to be made only when actually received by the Settlement Agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Settlement Agent prior to such date.

No alternative, conditional or contingent submissions will be accepted. All submitting holders, by execution of this Letter of Transmittal (or a manually signed facsimile hereof), waive any right to receive any notice of the acceptance of their Outstanding Debt.

4. Insufficient Space. If the space provided under “Description of Outstanding Notes” is insufficient, the requested information should be continued on a separate signed document and attached to this Letter of Transmittal.

5. Special Issuance and Delivery Instructions. If any notes, cash consideration or cash interest payments issued in consideration for any Outstanding Debt submitted hereby are to be delivered in the name of persons other than the registered holders signing this Letter of Transmittal, the boxes captioned “Special Issuance Instructions” as appropriate, in this Letter of Transmittal must be completed.

6. Determination of Validity, Eligibility and Compliance. Telecom will determine, in its sole discretion, all questions as to the validity, form, eligibility (including time of receipt), assignment and acceptance of any submission of Outstanding Debt and its determination shall be final and binding on all parties. Telecom reserves the absolute right to reject any and all submissions of Outstanding Debt determined by it not to be in the proper form or the acceptance of or payment for which may be unlawful. Telecom also reserves the absolute right to waive any of the conditions of the APE Solicitation or any defect or irregularity in the submission of any particular Outstanding Debt and Telecom’s interpretation of the terms of the APE Solicitation (including these instructions) shall be final and binding on all parties. No submission of Outstanding Debt will be deemed to have been validly made until all defects and irregularities have been cured or waived. Unless waived, all defects or irregularities in connection with submissions must be cured within such time as Telecom shall determine. None of Telecom, the information agent, the Settlement Agent and the solicitation agents, nor any other person is or will be obligated to give notice of defects or irregularities in submissions, nor shall any of them incur any liability for failing to give any such notice.

7. Backup Withholding and Information Reporting. The disposal of the Outstanding Debt by a U.S. Holder pursuant to the APE Solicitation generally will be subject to information reporting requirements. To avoid the imposition of backup withholding, a U.S. Holder should complete Substitute Form W-9 below and either (a) provide its correct taxpayer identification number (“TIN”) which, in the case of an individual U.S. Holder, is his or her social security number, and certain other information, or (b) establish a basis for an exemption from backup withholding. Certain holders, including, among others, corporations, individual retirement accounts and certain foreign persons, are exempt from these backup withholding and information reporting requirements, but may be required to establish their entitlement to an exception. Foreign payees should complete an Internal Revenue Service Form W-8 BEN (which can be obtained at the website of the Internal Revenue Service at www.irs.gov) to establish their entitlement to an exemption from backup withholding and reporting requirements. If the Settlement Agent is not provided with the correct TIN or an adequate basis for exemption, a holder may be subject to a backup withholding tax on the gross proceeds received in the APE Solicitation. Payments on the new notes, and proceeds of sale of the new notes, are also subject to information reporting requirements and to backup withholding unless the holder is exempt from backup withholding or provides its TIN as described above. If backup withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is provided to the IRS.

8. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the APE Solicitation or this Letter of Transmittal may be directed to the solicitation agents at their respective telephone numbers and/or addresses set forth on the last page hereof. A beneficial owner of Outstanding Debt may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the APE Solicitation.

9. Procedure for Withdrawing Submitted Outstanding Debt. If Telecom amends the terms and conditions of the APE Solicitation and the amendment is materially adverse to any holder of Outstanding Debt that has submitted its Outstanding Debt in the APE Solicitation, such registered holder shall be entitled to withdraw all, but not less than all, of its submitted Outstanding Debt by written notice to Telecom and the Settlement Agent prior to 5:00 p.m., New York City time, no later than the tenth business day after the date on which notice of such amendment has been provided.

For a withdrawal of submissions of Outstanding Debt to be effective, a written or facsimile transmission notice of withdrawal (and if executed outside of Argentina, such notice of withdrawal must be properly authenticated by (i) an apostille under the Hague Convention or (ii) the relevant authentication from the appropriate governmental authority and an appropriate seal from an Argentine consulate and legalization before the Argentine Ministry of Foreign Affairs) must be received by the Settlement Agent during any period in which withdrawals are allowed at its address set forth herein. Any such notice of withdrawal must (a) specify the name of the registered holder who submitted the Outstanding Debt to be withdrawn, (b) contain a description of the Outstanding Debt to be withdrawn and the aggregate principal amount represented by such Outstanding Debt, and (c) be signed by the registered holder of that Outstanding Debt in the same manner as the original signature on this Letter of Transmittal. If the Outstanding Debt to be withdrawn has been delivered or otherwise identified to the Settlement Agent, a signed notice of withdrawal will be effective immediately upon written or facsimile notice of that withdrawal even if physical release is not effected.

Any permitted withdrawal of submitted Outstanding Debt may not be rescinded and any Outstanding Debt properly withdrawn will thereafter be deemed not to have been validly submitted; provided, however, that properly withdrawn Outstanding Debt may be submitted, by again following one of the appropriate procedures described in “The APE Solicitation—Procedures for Participating in the APE Solicitation” in the Solicitation Statement, at any time on or prior to the Expiration Date.

PAYER’S NAME:
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number(s) OR Employer Identification Number
Payer’s Request for Taxpayer Identification Number (“TIN”)

Part 2 — Certifications — UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2)    I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified me that I am no longer subject to backup withholding. and

(3)    I am a U.S. person (including a U.S. resident alien).

	Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding do not cross out item (2).	Part 3 — ☐ Awaiting TIN Part 4 — ☐ Exempt from Backup Withholding

Name Address (Include Zip Code) Signature Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE IRS AND BACKUP WITHHOLDING OF THE APPLICABLE AMOUNT OF ANY REPORTABLE PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Custodian by the time of payment, the applicable amount of all reportable payments made to me will be withheld and such retained amounts shall be remitted to the IRS as backup withholding.

Signature                                                                                                 Date                                                                                                 , 2004

Name (Please Print)

RETURN THIS PAGE TO YOUR SECURITIES INTERMEDIARY

The Settlement Agent for the APE Solicitation is:

For DTC Eligible Notes

The Bank of New York

Corporate Trust Operations

Reorganization Unit

101 Barclay Street, 7 East

New York, New York 10286

Attention: Ms. Carolle Montreuil

Tel: (212) 815-5920

Fax: (212) 298-1915

For Euroclear/Clearstream eligible notes

The Bank of New York, London Branch

30 Cannon Street

London EC4M 6XH

England

Attention: Amanda Smith / Julie McCarthy

Tel: 44-207-964-7235 / 6513

Fax: 44-207-964-7294

The Solicitation Agents for the Offer are:

International

Morgan Stanley

Liability Management Group

1585 Broadway, Second Floor

New York, New York 10036

Domestic U.S. Callers Call Toll Free:

(800) 624-1808

Callers from Outside the U.S. Call Collect:

(212) 761-2219

In Argentina Only MBA Banco de Inversiones S.A. Av. Alicia Moreau de Justo 140 C1107AAD Buenos Aires, Argentina Phone: +5411-4319-5800

The Information Agent for the APE Solicitation is:

GSC Proxitalia SpA

Via Emila 88-00187

Rome, Italy

+3906-4217-1777

Toll Free in Italy:

(800) 18-99-23

Toll Free in Argentina:

0 (800) 444-1692

Toll Free in the United States and Canada:

011 (800) 1802-2004

From all other countries:

00 (800) 1802-2004 (Toll Free) or +3906-4217-1777